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                                                                      Exhibit 21

                     SUBSIDIARIES OF BLYTH INDUSTRIES, INC.

                                                              Jurisdiction of
            Name                                                Organization
            -----                                           --------------------

       1.  Candle Corporation Worldwide, Inc.                     Delaware

       2.  PartyLite Gifts, Inc.                                  Delaware

       3.  Candle Corporation of America                          New York

       4.  Aromatic Industries, Inc.                              California

       5.  PartyLite Gifts Limited, Canada                        Ontario

       6.  Candle Corporation of America Hong Kong Limited        Hong Kong

       7.  PartyLite Ireland, Ltd.                                Ireland

       8.  PartyLite GMBH                                         Germany

       9.  JMC Holdings, Inc.                                     Delaware

      10.  Jeanmarie Creations, Inc.                              Oklahoma

      11.  Blyth Industries, Ltd.                                 Barbados

      12.  PartyLite Gifts U.K., Ltd.                             England

      13.  FVB, Inc.                                              Delaware

      14.  Fabrica de Velas Borinquen, Inc.                       Illinois

      15.  New Ideas International, Inc.                          Delaware

      16.  CCW Manufacturing, Ltd.                                England

      17.  Eclipse Candles, Ltd.                                  England

      18.  PartyLite SA                                           Switzerland

      19.  PartyLite One SA                                       Switzerland

      20.  PartyLite BV                                           Netherlands

      21.  PartyLite GESmbH                                       Austria


    Blyth Industries, Inc. also owns 50% of the capital stock of Colony Gift Corporation Limited, a corporation organized under the laws of England.